Exhibit 99.1

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: February 17, 2015

LILLY VENTURES FUND I, LLC
By: /s/ James B. Lootens
Name:    James B. Lootens
Title:    Authorized Person

ELI LILLY AND COMPANY
By: /s/ James B. Lootens
Name:    James B. Lootens
Title:    Secretary

S. EDWARD TORRES
By: /s/ James B. Lootens
Name:    James B. Lootens
Title:    Authorized Person